Exhibit 99.2

Contact:         Les Wulf, President
                 1801 Gateway Blvd., Ste. 105
                 Richardson, TX 75080 Tel: 972-783-8500
                 leswulf@boundlessmotorsportsracing.com


         THE ENTITY, INC. CONFIRMS RECORD DATE FOR REVERSE SPLIT

         RICHARDSON, TX, August 1, 2003 / BusinessWire / - The Entity, Inc. (OTC.PK: ENTY) announced that it has confirmed with UMB Bank, its transfer agent, that the record date for the reverse stock split will be August 12, 2003.

         For further information on Boundless or this press release please contact Leslie Wulf, President of Boundless Motor Sports Racing, Inc. at 972-783-8500, leswulf@boundlessmotorsportsracing.com, or visit our company web page at www.boundlessmotorsportsracing.com.

         This release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are economic, competitive and technological factors effecting the company's operations, markets, merger and acquisition activities, products, services and prices, as well as other factors detailed in the company's filings with the Securities and Exchange Commission.